SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 27, 2002

Quality Products, Inc.

(Exact name of registrant as specified in its chapter)

Delaware	0-18145	75-2273221
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2222 South Third Street Columbus, OH	43207
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (614) 228-0185

N/A

(Former name or former address, if changed since last report)

Item 5.  Other Events

On September 27, 2002, Mr. S. James Perlow resigned as a director of the Corporation.  A copy of the resignation letter is attached as 99.1.

On October 21, 2002, Mr. Bruce C. Weaver resigned as a director and officer of the Corporation.  Richard A. Drexler assumed the duties of Chief Executive Officer and Ted P. Schwartz assumed the position of President and Chief Operating Officer.  A copy of the resignation letter is attached as Exhibit 99.2.

On November 8, 2002, Mr. Michael L. Goldberg resigned as a director and Secretary of the Corporation. Upon acceptance of Mr. Goldberg’s resignation, Mr. Tac D. Kensler was appointed Secretary of the Corporation and Ms. Karen K. Hart was appointed assistant Secretary.  A copy of the resignation letter is attached as Exhibit 99.3.

The company’s sole remaining director is Mr. Richard A. Drexler, who is also Chairman and Chief Executive Officer. Messrs. Goldberg, Perlow, and Weaver all resigned for personal reasons.  The Company has no immediate plans to fill any of the vacant directors’ positions. The Company is experiencing difficulty in locating replacements because potential directors are waiting to see the effects of the Sarbanes-Oxley Act of 2002 on director liability.

Item 7.  Exhibits

(c)           Exhibits

Exhibit

Number                  Description of Document

99.1                         Resignation letter of S. James Perlow

99.2                         Resignation letter of Bruce C. Weaver

99.3                         Resignation letter of Michael L. Goldberg

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quality Products, Inc.
Registrant

Date:  November 26, 2002

By:

/s/ Richard A. Drexler

Richard A. Drexler
Chief Executive Officer